Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2024
BANNOCKBURN, IL., October 30, 2024 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the third quarter ended September 30, 2024.
Third Quarter 2024 Financial Results and Highlights
•Net revenue of $1,278.5 million, up 17.0% compared to $1,093.0 million in the third quarter of 2023
•Gross profit of $256.7 million, or 20.1% of net revenue, up 1.0% compared to $254.3 million, or 23.3% of net revenue, in the third quarter of 2023
•Net income of $53.9 million, or $0.31 diluted earnings per share, down 4.3% compared to net income of $56.3 million, or $0.31 diluted earnings per share, in the third quarter of 2023
•Adjusted net income of $70.7 million, or $0.41 adjusted diluted earnings per share, down 3.2% compared to adjusted net income of $73.1 million, or $0.40 adjusted diluted earnings per share, in the third quarter of 2023
•Adjusted EBITDA of $115.6 million, up 5.3% compared to $109.8 million in the third quarter of 2023
•Cash flow from operations of $160.4 million, compared to $61.0 million in the third quarter of 2023
•Cash and cash equivalents balance of $483.0 million at the end of the third quarter of 2024
•Repurchased approximately $41.9 million of stock in the third quarter of 2024
John C. Rademacher, President and Chief Executive Officer, commented, “Once again, the Option Care Health team continued to perform and to focus on delivering extraordinary care to our patients in the face of several unique challenges in the third quarter as throughout 2024. I am proud of how our team responded to both natural disasters and recovery efforts, along with the strong third quarter financial results. The team remains resilient and focused on executing on our 2024 commitments by providing consistent high-quality care to our patients and reliable partnership to our referral sources.”
Option Care Health announced that it has experienced supply chain disruption related to the production of intravenous solution bags as a result of the aftermath of Hurricane Helene, which continues to impact its ability to support existing and new patients, primarily within its portfolio of acute therapies. The Company continues to monitor the situation closely and collaborate with manufacturers and distributors to secure available inventory. Based on current circumstances, the Company expects that the disruption will negatively impact the fourth quarter financial results and is considered in its updated 2024 guidance. At this point, Option Care Health is not in a position to provide specific expectations on the timing of ultimate resolution of this supply chain impact on its results.

Updated Full Year 2024 Financial Guidance
For the full year 2024, Option Care Health now expects to generate:
•Net revenue of $4.9 billion to $4.95 billion
•Adjusted EBITDA of $438 million to $443 million
•Cash flow from operations of at least $300 million, consistent with previous guidance
•Effective tax rate of 26% - 28%, consistent with previous guidance
•Net interest expense of approximately $55 million to $60 million, consistent with previous guidance
Conference Call
Option Care Health will host a conference call to discuss its third quarter 2024 financial results later today at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro
Chief Financial Officer
T: (312) 940-2538
mike.shapiro@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted earnings per share ("Adjusted EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, earnings per share, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, and restructuring, acquisition, integration and other expenses, net of tax adjustments (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted earnings per share represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each adjusted measure to the most comparable GAAP financial measure are set forth below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$483,026	$343,849
Accounts receivable, net	428,951	377,658
Inventories	310,599	274,004
Prepaid expenses and other current assets	98,798	98,744
Total current assets	1,321,374	1,094,255

NONCURRENT ASSETS:
Property and equipment, net	125,911	120,630
Intangible assets, net	17,768	20,092
Referral sources, net	291,839	315,304
Goodwill	1,540,246	1,540,246
Other noncurrent assets	130,589	126,508
Total noncurrent assets	2,106,353	2,122,780
TOTAL ASSETS	$3,427,727	$3,217,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$591,971	$426,513
Other current liabilities	171,253	191,796
Total current liabilities	763,224	618,309

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,105,106	1,056,650
Other noncurrent liabilities	133,166	120,404
Total noncurrent liabilities	1,238,272	1,177,054
Total liabilities	2,001,496	1,795,363

STOCKHOLDERS’ EQUITY	1,426,231	1,421,672
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,427,727	$3,217,035

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
NET REVENUE	$1,278,546	$1,093,014	$3,651,784	$3,177,934
COST OF REVENUE	1,021,797	838,748	2,907,170	2,443,834
GROSS PROFIT	256,749	254,266	744,614	734,100

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	156,999	158,214	465,524	459,644
Depreciation and amortization expense	14,659	15,005	44,294	44,417
Total operating expenses	171,658	173,219	509,818	504,061
OPERATING INCOME	85,091	81,047	234,796	230,039

OTHER INCOME (EXPENSE):
Interest expense, net	(12,345)	(11,786)	(38,150)	(38,816)
Other, net	808	824	5,904	88,594
Total other (expense) income	(11,537)	(10,962)	(32,246)	49,778

INCOME BEFORE INCOME TAXES	73,554	70,085	202,550	279,817
INCOME TAX EXPENSE	19,698	13,783	50,860	69,904
NET INCOME	$53,856	$56,302	$151,690	$209,913

Earnings per share, basic	$0.32	$0.31	$0.88	$1.17
Earnings per share, diluted	$0.31	$0.31	$0.87	$1.16

Weighted average common shares outstanding, basic	170,636	178,826	172,490	179,956
Weighted average common shares outstanding, diluted	171,941	180,528	173,848	181,286

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$151,690	$209,913
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	46,029	46,423
Other non-cash adjustments	54,926	54,259
Changes in operating assets and liabilities:
Accounts receivable, net	(51,293)	(5,075)
Inventories	(36,595)	(28,362)
Accounts payable	164,754	50,726
Accrued compensation and employee benefits	(31,673)	4,197
Prepaid expenses and other current assets	(3,175)	3,197
Other	(7,393)	(14,952)
Net cash provided by operating activities	287,270	320,326

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(25,266)	(21,981)
Business acquisitions, net of cash acquired	—	(12,855)
Other investing activities	—	(5,889)
Net cash used in investing activities	(25,266)	(40,725)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(160,122)	(175,108)
Proceeds from issuance of debt	49,959	—
Other financing cash flows	(12,664)	(12,190)
Net cash used in financing activities	(122,827)	(187,298)

NET INCREASE IN CASH AND CASH EQUIVALENTS	139,177	92,303
Cash and cash equivalents - beginning of the period	343,849	294,186
CASH AND CASH EQUIVALENTS - END OF PERIOD	$483,026	$386,489

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$53,856	$56,302	$151,690	$209,913
Interest expense, net	12,345	11,786	38,150	38,816
Income tax expense	19,698	13,783	50,860	69,904
Depreciation and amortization expense	15,227	15,622	46,029	46,423
EBITDA	101,126	97,493	286,729	365,056

EBITDA adjustments
Stock-based incentive compensation	10,407	9,235	27,620	22,908
Loss on extinguishment of debt	—	—	377	—
Restructuring, acquisition, integration and other (1)	4,050	3,029	7,504	(74,383)
Adjusted EBITDA	$115,583	$109,757	$322,230	$313,581

Net income	$53,856	$56,302	$151,690	$209,913
Intangible asset amortization expense	8,596	8,641	25,809	25,752
Stock-based incentive compensation	10,407	9,235	27,620	22,908
Restructuring, acquisition, integration and other (1)	4,050	3,029	7,504	(74,383)
Total pre-tax adjustments	23,053	20,905	60,933	(25,723)
Tax adjustments (2)	(6,178)	(4,118)	(15,294)	6,431
Adjusted net income	$70,731	$73,089	$197,329	$190,621

Earnings per share, diluted	$0.31	$0.31	$0.87	$1.16
Adjusted earnings per share, diluted	$0.41	$0.40	$1.14	$1.05
Weighted average common shares outstanding, diluted	171,941	180,528	173,848	181,286
(1) Restructuring, acquisition, integration and other for the nine months ended September 30, 2023 includes the Amedisys merger termination fee, net of merger-related expenses
(2) Tax adjustments for the three and nine months ended September 30, 2024 and 2023 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate